HireRight Reports Fourth Quarter and Full-Year 2022 Results
– Full-year revenues increased by $76.6 million to $806.7 million –
– Full-year net income of $144.6 million improved from a net loss of $21.3 million –
– Full-year Adjusted EBITDA increased by 18% to $188.3 million –

Nashville, Tenn. — March 9, 2023 – HireRight Holdings Corporation (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its fourth quarter and year ended December 31, 2022.
Fourth Quarter 2022 Highlights Compared to Fourth Quarter 2021:

•Revenues of $175.4 million compared to $198.5 million in prior year quarter
•Operating income of $16.1 million more than doubled from $7.3 million
•Net income of $15.3 million increased from a net loss of $13.0 million
•Adjusted EBITDA of $38.9 million down from $42.8 million
•Adjusted net income of $26.8 million grew from $23.3 million
•Earnings per share of $0.19 increased from a net loss per share of $0.18
•Adjusted diluted earnings per share of $0.34 was up from $0.33 per share

Full-Year 2022 Highlights Compared to Full-Year 2021:

•Revenues of $806.7 million increased 11% from $730.1 million
•Operating income of $98.1 million increased 73% from $56.7 million
•Net income of $144.6 million improved from a net loss of $21.3 million
•Adjusted EBITDA of $188.3 million grew from $160.2 million
•Adjusted net income of $193.7 million increased from $78.2 million
•Earnings per share of $1.82 increased from a net loss per share of $0.35
•Adjusted diluted earnings per share of $2.44 was up from $1.29 per share

“Despite clear nervousness around the macro-economic outlook, I am proud of the continued growth and margin improvement we delivered in 2022,” said HireRight President and CEO Guy Abramo. “Compared to 2021 we grew gross margins by 169 basis points and Adjusted EBITDA margins by 140 basis points. Additionally, as a result of these margin improvements, cash flow from operations was up more than $60 million over the prior year to $107.7 million. Finally, net income was $144.6 million compared to a net loss of $21.3 million. Much of our financial performance improvement continues to be driven by increasing productivity and automation of our operations teams around the world. While we remain confident about our financial and competitive position as well as the long-term outlook for our industry, the current macro uncertainty warrants caution even as we continue to improve our margin profile.”
Liquidity and Capital Resources

As of December 31, 2022, unrestricted cash and cash equivalents totaled $162.1 million and the Company had $143.7 million in available borrowing capacity under its Revolving Credit Facility.
The Company generated $107.7 million of cash from operations for the year ended December 31, 2022, compared to $47.5 million for the year ended December 31, 2021.

Full-Year Outlook

Based on current expectations, HireRight is providing the Company's initial full-year 2023 outlook as set forth in the table below:

	Estimated Low	Estimated High
	(in thousands, except per share data)
Revenues	$720,000	$745,000
Adjusted EBITDA (1)	$165,000	$175,000
Adjusted Net Income (1)	$100,000	$110,000
Adjusted Diluted EPS (1)	$1.30	$1.43
(1) A reconciliation of the guidance for the Non-GAAP financial measures of Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted EPS in the table above cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on the Company's future Non-GAAP financial measures.

Webcast and Conference Call

Management will discuss fourth quarter and full-year 2022 results on a webcast at 2 p.m. (PT) / 5 p.m. (ET) today, Thursday, March 9, 2023. The webcast, along with the related presentation materials, may be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events." To listen by phone, please dial 1-877-704-4453 or 1-201-389-0920.
The webcast replay, along with the related presentation materials, can be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events," and will be available for 90 days. A replay of the call will also be available until Friday, March 17, 2023 by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 13735040.
About HireRight

HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring, and drug and health screening services for approximately 38,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2022, we screened over 24 million job applicants, employees and contractors for our customers and processed over 107 million screens. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.
Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP, or that includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.
We believe that the presentation of our non-GAAP financial measures provides information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, to the extent that other companies in our industry, define similar non-GAAP measures differently than we do, the utility of those measures for comparison purposes may be limited.
The non-GAAP financial measures presented in this earnings release are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. Adjusted EBITDA and Adjusted EBITDA margin are supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations, to which we apply an adjusted effective tax rate. See the footnotes to the table below for a description of certain of these adjustments. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by the adjusted weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings Per Share is useful to investors and analysts because it enables them to better evaluate per share operating performance across reporting periods and to compare our performance to that of our peer companies.
Safe Harbor Statement

This press release and management's comments on the fourth quarter earnings call mentioned above contain forward-looking statements within the meaning of the federal securities laws.. You can often identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, or by their use of words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “seek,” “could,” “targets,” “potential,” “may,” “will,” “should,” “can have,” “likely,” “continue,” and other terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, profitability, net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted net income, earnings per share ("EPS"), adjusted diluted earnings per share, and cash flow; strategic objectives; investments in our business, including development of our technology and introduction of new offerings; sales growth and customer relationships; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; future operational performance; pending or threatened claims or regulatory proceedings; and factors that could affect these and other aspects of our business.
Forward-looking statements are not guarantees. They reflect our current expectations and projections with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.
Factors that could affect the outcome of the forward-looking statements include, among other things, our vulnerability to adverse economic conditions, including without limitation, inflation and recession, which could increase our costs and suppress labor market activity and our revenue; the aggressive competition we face; failure to implement successfully our ongoing technology improvement and cost reduction initiatives; our heavy reliance on information management systems, vendors, and information sources that may not perform as we expect; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws, emerging restrictions on background reporting due to alleged discriminatory impacts and adverse social consequences, and other evolving regulations and cross-border data transfer restrictions may increase our costs, limit the use or value of our services and adversely affect our business; our ability to maintain our professional reputation and brand name; the impacts, direct and indirect, of the COVID-19 pandemic on our business, our personnel and vendors, and the overall economy; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit or other sources of financing; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the business risks we face and factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K filed with the SEC on March 9, 2023, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations,” and other filings we make from time to time with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Media.Relations@HireRight.com

HireRight Holdings Corporation
Consolidated Balance Sheets (Unaudited)

	December 31,
	2022	2021
	(in thousands, except share, and per share data)
Assets
Current assets
Cash and cash equivalents	$162,092	$111,032
Restricted cash	1,310	5,182
Accounts receivable, net of allowance for doubtful accounts of $5,812 and $4,284 at December 31, 2022 and 2021, respectively	136,656	142,473
Prepaid expenses and other current assets	18,745	18,583
Total current assets	318,803	277,270
Property and equipment, net	9,045	11,127
Right-of-use assets, net	8,423	—
Intangible assets, net	331,598	389,483
Goodwill	809,463	819,538
Cloud computing software, net	35,230	8,133
Deferred tax assets	74,236	—
Other non-current assets	18,949	18,211
Total assets	$1,605,747	$1,523,762
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,571	$13,688
Accrued expenses and other current liabilities	75,208	75,294
Accrued salaries and payroll	31,075	29,280
Derivative instruments, short-term	—	16,662
Debt, current portion	8,350	8,350
Total current liabilities	126,204	143,274
Debt, long-term portion	683,206	688,683
Derivative instruments, long-term	—	11,444
Tax receivable agreement liability	210,543	210,639
Deferred taxes liabilities	5,748	14,765
Operating lease liabilities, long- term	10,055	—
Other non-current liabilities	1,673	9,240
Total liabilities	1,037,429	1,078,045
Commitments and contingent liabilities (Note 14)
Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 79,660,397 and 79,392,937 shares issued, and 78,131,568 and 79,392,937 shares outstanding as of December 31, 2022 and 2021, respectively	80	79
Additional paid-in capital	805,799	793,382
Treasury stock, at cost; 1,528,829 shares and no shares repurchased at December 31, 2022 and 2021, respectively	(16,827)	—
Accumulated deficit	(215,790)	(360,364)
Accumulated other comprehensive income (loss)	(4,944)	12,620
Total stockholders’ equity	568,318	445,717
Total liabilities and stockholders’ equity	$1,605,747	$1,523,762

HireRight Holdings Corporation
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Revenues	$175,362	$198,534	$806,668	$730,056

Expenses
Cost of services (exclusive of depreciation and amortization below)	92,499	110,839	435,740	406,671
Selling, general and administrative	48,821	58,037	200,853	188,298
Depreciation and amortization	17,903	22,344	71,959	78,357
Total expenses	159,223	191,220	708,552	673,326
Operating income	16,139	7,314	98,116	56,730

Other expenses
Interest expense	11,151	20,141	32,122	74,815
Other expense, net	309	407	472	532
Total other expenses	11,460	20,548	32,594	75,347
Income (loss) before income taxes	4,679	(13,234)	65,522	(18,617)
Income tax (benefit) expense	(10,596)	(268)	(79,052)	2,686
Net income (loss)	$15,275	$(12,966)	$144,574	$(21,303)

Net income (loss) per share:
Basic	$0.19	$(0.18)	$1.82	$(0.35)
Diluted	$0.19	$(0.18)	$1.82	$(0.35)
Weighted average shares outstanding:
Basic	79,121,465	71,661,888	79,344,547	60,821,472
Diluted	79,345,781	71,661,888	79,443,263	60,821,472

HireRight Holdings Corporation
Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2022	2021
	(in thousands)
Cash flows from operating activities
Net income (loss)	$144,574	$(21,303)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	71,959	78,357
Deferred income taxes	(82,658)	1,485
Amortization of debt issuance costs	3,345	4,080
Amortization of contract assets	4,505	3,796
Amortization of right-of-use assets	2,973	—
Amortization of unrealized gains on terminated interest rate swap agreements	(12,634)	—
Amortization of cloud computing software costs	2,690	21
Stock-based compensation	11,474	4,528
Change in tax receivable agreement liability	(96)	—
Loss on extinguishment of debt	—	5,006
Other non-cash charges, net	2,927	(311)
Changes in operating assets and liabilities:
Accounts receivable	3,887	(35,745)
Prepaid expenses and other current assets	(160)	240
Cloud computing software	(29,788)	(8,154)
Other non-current assets	(5,309)	(5,242)
Accounts payable	(4,953)	(10,994)
Accrued expenses and other current liabilities	(567)	18,487
Accrued salaries and payroll	1,678	6,156
Operating lease liabilities, net	(4,659)	—
Other non-current liabilities	(1,460)	7,067
Net cash provided by operating activities	107,728	47,474
Cash flows from investing activities
Purchases of property and equipment	(4,456)	(6,228)
Capitalized software development	(12,475)	(7,809)
Net cash used in investing activities	(16,931)	(14,037)
Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	399,044
Payment of initial public offering issuance costs	—	(5,543)
Repayments of debt	(8,350)	(323,350)
Borrowings on line of credit	—	30,000
Repayments on line of credit	—	(40,000)
Payments for termination of interest rate swap agreements	(18,445)	—
Repurchase of common stock	(15,671)	—
Proceeds from issuance of common stock in connection with stock-based compensation plans	1,506	—
Taxes paid related to net share settlement of equity awards	(562)	—
Other financing	(399)	(164)
Net cash provided by (used in) financing activities	(41,921)	59,987
Net increase in cash, cash equivalents and restricted cash	48,876	93,424
Effect of exchange rates	(1,688)	(1,269)
Cash, cash equivalents and restricted cash
Beginning of year	116,214	24,059
End of year	$163,402	$116,214
Cash paid for

Interest	$41,142	$65,530
Income taxes	$4,395	$1,019
Supplemental schedule of non-cash activities
Recognition of liability under tax receivable agreement	$—	$210,639
Unpaid property and equipment and capitalized software purchases	$740	$1,526

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to net income (loss), our most directly comparable financial measures calculated and presented in accordance with GAAP, for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands, except percents)
Net income (loss)	$15,275	$(12,966)	$144,574	$(21,303)
Income tax (benefit) expense (1)	(10,596)	(268)	(79,052)	2,686
Interest expense	11,151	20,141	32,122	74,815
Depreciation and amortization	17,903	22,344	71,959	78,357
EBITDA	33,733	29,251	169,603	134,555
Stock-based compensation	2,887	2,035	11,474	4,528
Realized and unrealized loss on foreign exchange	1,118	299	323	424
Merger integration expenses (2)	—	(623)	205	551
Technology investments (3)	4	1,877	563	3,567
Amortization of cloud computing software costs (4)	1,244	—	2,690	21
Other items (5)	(49)	9,913	3,452	16,572
Adjusted EBITDA	$38,937	$42,752	$188,310	$160,218
Net income (loss) margin (6)	8.7%	6.5%	17.9%	2.9%
Adjusted EBITDA margin	22.2%	21.5%	23.3%	21.9%

(1)During the year ended December 31, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $96.6 million, which materially decreased the Company’s income tax expense for the year ended December 31, 2022.
(2)Merger integration expenses consist primarily of information technology (“IT”) related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of GIS, which commenced in July 2018 and was substantially completed by the end of 2020.
(3)Technology investments represent discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies.
(4)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(5)Other items for the three months and year ended December 31, 2022 include (i) costs of a nominal amount and $1.8 million, respectively, associated with the implementation of a company-wide enterprise resource planning (“ERP”) system, (ii) a reduction of $0.2 million and costs of $1.4 million related to severance charges during the three months and year ended December 31, 2022, respectively, (iii) $0.7 million and $1.1 million associated with professional services fees not related to core operations for the three months and year ended December 31, 2022, respectively, (iv) $0.2 million related to exit costs associated with one of our short-term leased facilities during the year ended December 31, 2022, with no such costs occurring during the three months then ended, and (v) various other costs of $0.3 million for the year ended December 31, 2022. These costs were partially offset by (i) a reduction in previously accrued legal settlement expense of $0.6 million during the year ended December 31, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business, with no such expense incurred during the three months ended December 31, 2022, and (ii) a cost reduction of $0.7 million related to a change in the estimate of exit costs associated with certain of our leased facilities for both the three months and year ended December 31, 2022. Other items for the year ended December 31, 2021 include (v) exit costs of $10.2 million associated with certain of our leased facilities, and (vi) costs of $5.0 million related to the preparation of the Company’s initial public offering during 2021.
(6)Net income (loss) margin represents net income (loss) divided by revenues for the period.

The following table reconciles our non-GAAP financial measure of Adjusted Net Income to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands)
Net income (loss)	$15,275	$(12,966)	$144,574	$(21,303)
Income tax (benefit) expense (1)	(10,596)	(268)	(79,052)	2,686
Income (loss) before income taxes	4,679	(13,234)	65,522	(18,617)
Amortization of acquired intangible assets	15,347	15,541	61,682	63,059
Loss on extinguishment of debt (2)	—	5,170	—	5,170
Interest expense swap adjustments (3)	(2,958)	—	(12,634)	—
Interest expense discounts (4)	796	941	3,345	4,080
Stock-based compensation	2,887	2,035	11,474	4,528
Realized and unrealized loss on foreign exchange	1,118	299	323	424
Merger integration expenses (5)	—	(623)	205	551
Technology investments (6)	4	1,877	563	3,567
Amortization of cloud computing software costs (7)	1,244	21	2,690	21
Other items (8)	(49)	10,370	3,452	17,029
Adjusted income before income taxes	23,068	22,397	136,622	79,812
Adjusted income taxes (9)	(3,694)	(923)	(57,040)	1,610
Adjusted Net Income	$26,762	$23,320	$193,662	$78,202

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Diluted net income (loss) per share	$0.19	$(0.18)	$1.82	$(0.35)
Income tax (benefit) expense (1)	(0.13)	—	(1.00)	0.04
Amortization of acquired intangible assets	0.19	0.22	0.78	1.04
Loss on extinguishment of debt (2)	—	0.07	—	0.09
Interest expense swap adjustments (3)	(0.04)	—	(0.16)	—
Interest expense discounts (4)	0.01	0.01	0.04	0.07
Stock-based compensation	0.04	0.03	0.15	0.07
Realized and unrealized loss on foreign exchange	0.01	—	—	0.01
Merger integration expenses (5)	—	(0.01)	—	0.01
Technology investments (6)	—	0.03	0.01	0.06
Amortization of cloud computing software costs (7)	0.02	—	0.04	—
Other items (8)	—	0.14	0.04	0.28
Adjusted income taxes (9)	0.05	0.02	0.72	(0.03)
Adjusted Diluted Earnings Per Share	$0.34	$0.33	$2.44	$1.29

Weighted average number of shares outstanding - diluted	79,345,781	71,661,888	79,443,263	60,821,472

(1)During the year ended December 31, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $96.6 million, which materially decreased the Company’s income tax expense for the year ended December 31, 2022.
(2)Loss on extinguishment of debt is related to the write-off of unamortized deferred financing fees and unamortized original issue discounts in conjunction with the repayment of the principal on our second lien term loan facility and partial repayment of our first lien term loan facility during the year ended December 31, 2021.
(3)Interest expense swap adjustments consist of amortization of unrealized gains on the terminated Interest Rate Swap Agreements, which will be recognized through December 2023 as a reduction to interest expense.

(4)Interest expense discounts consist of amortization of original issue discount and debt issuance costs.
(5)Merger integration expenses consist primarily of information technology (“IT”) related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of GIS, which commenced in July 2018 and was substantially completed by the end of 2020.
(6)Technology investments represent discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies.
(7)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(8)Other items for the three months and year ended December 31, 2022 include (i) costs of a nominal amount and $1.8 million, respectively, associated with the implementation of a company-wide enterprise resource planning (“ERP”) system, (ii) a reduction of $0.2 million and costs of $1.4 million related to severance charges during the three months and year ended December 31, 2022, respectively, (iii) $0.7 million and $1.1 million associated with professional services fees not related to core operations for the three months and year ended December 31, 2022, respectively, (iv) $0.2 million related to exit costs associated with one of our short-term leased facilities during the year ended December 31, 2022, with no such costs occurring during the three months then ended, and (v) various other costs of $0.3 million for the year ended December 31, 2022. These costs were partially offset by (i) a reduction in previously accrued legal settlement expense of $0.6 million during the year ended December 31, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business, with no such expense incurred during the three months ended December 31, 2022, and (ii) a cost reduction of $0.7 million related to a change in the estimate of exit costs associated with certain of our leased facilities for both the three months and year ended December 31, 2022. Other items for the year ended December 31, 2021 include (v) exit costs of $10.2 million associated with certain of our leased facilities, and (vi) costs of $5.0 million related to the preparation of the Company’s initial public offering during 2021.
(9)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates. An adjusted effective income tax rate has been determined for each period presented by applying the statutory income tax rate, net of applicable adjustments for valuation allowances, which was used to compute Adjusted Net Income for the periods presented. Due to the existence of a U.S. tax valuation allowance prior to its release in 2022, the tax impact of the pre-tax adjustments for the year ended December 31, 2021 is immaterial.